UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2007 (November 12, 2007)

COMMUNICATE.COM INC.
(Exact name of Registrant as specified in charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

     375 Water Street
Suite 645
Vancouver, British Columbia V6B 5C6
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[   ]   re-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement.

Assets Purchase Agreement between Communicate.com Inc. and FrequentTraveller.com Inc.

On November 12, 2007, Communicate.com Inc. (the “Company”) consummated the closing of, and became obligated under, an asset purchase agreement (the “Purchase Agreement”) with its majority-owned subsidiary FrequentTraveller.com Inc., a Nevada corporation (“FT”). Pursuant to the terms of the Purchase Agreement, the Company agreed to purchase all of the tangible and intangible assets of FT associated or used in connection with the operation of certain domain names owned, licensed, leased, or otherwise used by FT. In consideration for entering into the Purchase Agreement, the Company has agreed to: (a) deliver 8,000,000 shares of FT’s common stock owned by the Company, $0.001 par value per share (the “Shares”) which such Shares represent 50.4% interest in FT; and (b) cancel $261,833.19 of debt owing from FT to the Company under a certain Domain Lease Agreement (the “Domain Lease Agreement”) entered into between Domain Holdings Inc, an Alberta corporation (“DHI”), a 94.9% owned-subsidiary of the Company, and FT, dated May 1, 2005.

The following is a brief description of other terms and conditions of the Purchase Agreement that are material to the Company.

Termination of the Domain Lease Agreement

Under the terms of the Purchase Agreement, the Domain Lease Agreement was terminated upon the closing of the Purchase Agreement which date was November 12, 2007. On May 1, 2005, DHI and FT entered into the Domain Lease Agreement under which DHI leased to FT the right to sell certain travel products on domain names owned by the DHI. The term of the Domain Lease Agreement was to expire on December 31, 2010. Under the Domain Lease Agreement, FT was to pay DHI an annual royalty based on net revenues generated by FT. FT has accrued a debt of $261,833.19 owning from FT to DHI which was cancelled pursuant to the terms of the Purchase Agreement and as set forth above.

The Company’s 50.4% interest in FT

Under the terms of the Purchase Agreement, the Company delivered to FT the Shares in favor of FT and the Company no longer holds a 50.4% interest in FT. Following the closing of the Purchase Agreement, the Company does not hold any interest in FT.

List of all Present Customers

Under the terms of the Purchase Agreement, FT has provided the Company access to all records of FT with respect to (a) closed bookings and previously delivered services; (b) closed bookings with services not yet delivered as of the date of the Purchase Agreement; and (c) sales under discussion but not yet booked as of the date of the Purchase Agreement. FT has also delivered to the Company its ‘Inquiry Management System (IMS)’ where all such records of FT are stored.

List of all Present Suppliers

Under the terms of the Purchase Agreement, FT has provided the Company a list of all of FT’s present suppliers.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing description of the Domain Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Domain Lease Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

As set forth under Item 1.01 above, under the terms of the Purchase Agreement, the Domain Lease Agreement was terminated upon the closing of the Purchase Agreement which date was November 12, 2007. On May 1, 2005, DHI and FT entered into the Domain Lease Agreement under which DHI leased to FT the right to sell certain travel products on domain names owned by DHI. The term of the Domain Lease Agreement was to expire on December 31, 2010. Under the Domain Lease Agreement, FT was to pay DHI an annual royalty based on net revenues generated by FT. FT has accrued a debt of $261,833.19 owning from FT to DHI which was cancelled pursuant to the terms of the Purchase Agreement and as set forth above.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing description of the Domain Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Domain Lease Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit

10.1	Assets Purchase Agreement dated November 12, 2007, between Communicate.com Inc. and FrequentTraveller.com Inc.

10.2	Domain Lease Agreement dated May 1, 2005 between Domain Holdings Inc. and FrequentTraveller.com Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATE.COM INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: November 16, 2007